EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121184) of Alpha Pro Tech, LTD. of our report dated March 10, 2009 relating to the financial statements and financial statement schedule which appears in the Form 10-K.

PricewaterhouseCoopers LLP

Salt Lake City, UT

March 10, 2009